Exhibit 24

Power of Attorney

WITNESSETH, that each of the undersigned directors of FIRST CITIZENS BANCSHARES, INC. (“BancShares”), a Delaware corporation, by his or her execution hereof, hereby constitutes and appoints JAMES E. CREEKMAN, KENNETH A. BLACK, and JOHN H. GRAY, and each of them, with authority to act jointly or individually, as his or her true and lawful agents and attorneys-in-fact, and in his or her name, place and stead, to execute for him or her BancShares’ Annual Report on Form 10-K for the year ended December 31, 2011 (the “Annual Report”) to be filed by BancShares with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended, and any and all amendments to such Annual Report, and to file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission. Each of the undersigned hereby grants unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifies and confirms all the acts of each said attorney-in-fact which he or they may lawfully do in the premises or cause to be done by virtue hereof.

Signature	Title	Date

/s/ John M. Alexander, Jr.	Director	January 23, 2012
John M. Alexander, Jr.

/s/ Carmen Holding Ames	Director	January 23, 2012
Carmen Holding Ames

/s/ Victor E. Bell III	Director	January 23, 2012
Victor E. Bell III

/s/ Hope Holding Connell	Vice Chairman	January 23, 2012
Hope Holding Connell

/s/ Hubert M. Craig III	Director	January 23, 2012
Hubert M. Craig III

/s/ H. Lee Durham	Director	January 23, 2012
H. Lee Durham

/s/ Daniel L. Heavner	Director	January 23, 2012
Daniel L. Heavner

/s/ Frank B. Holding	Executive Vice Chairman	January 23, 2012
Frank B. Holding

/s/ Frank B. Holding, Jr.	Chairman of the Board; Chief Executive Officer	January 23, 2012
Frank B. Holding, Jr.

/s/ Lucius S. Jones	Director	January 23, 2012
Lucius S. Jones

/s/ Robert E. Mason, IV	Director	January 23, 2012
Robert E. Mason, IV

/s/ Robert T. Newcomb	Director	January 23, 2012
Robert T. Newcomb

/s/ James M. Parker	Director	January 23, 2012
James M. Parker

/s/ Ralph K. Shelton	Director	January 23, 2012
Ralph K. Shelton